UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2012 (October 24, 2012)

U.S. PHYSICAL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective October 24, 2012 (“Effective Date”), U. S. Physical Therapy, Inc. (the “Company”) entered into a Fifth Amendment to Credit Agreement (the “Credit Agreement Amendment”) with Bank of America. The Credit Agreement Amendment permits the Company to purchase, commencing on the Effective Date and at all times thereafter, up to $15,000,000 of our common stock subject to compliance with certain covenants, including the requirement that after giving effect to any stock purchase, our consolidated leverage ratio (as defined in the Credit Agreement) be less than 1.0 to 1.0 and that any stock repurchased be retired within seven days of purchase.

The Credit Agreement matures on August 31, 2015, is unsecured and includes standard financial covenants which include a consolidated fixed charge coverage ratio and a consolidated leverage ratio, as defined in the Credit Agreement. Proceeds from the credit agreement may be used for working capital, acquisitions, and for other corporate purposes.

As of October 24, 2012, the outstanding balance advanced under the loan facility was $10,500,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description of Exhibits

99.1	Fifth Amendment to Credit Agreement by and among the Company and the Lenders party hereto, and Bank of America, N. A, as Administrative Agent.*

*	Furnished herewith.

FIFTH AMENDMENT TO CREDIT AGREEMENT – Page 2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: October 24, 2012	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Fifth Amendment to Credit Agreement by and among the Company and the Lenders party hereto, and Bank of America, N. A, as Administrative Agent.*

*	Furnished herewith

FIFTH AMENDMENT TO CREDIT AGREEMENT – Page 3